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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Omnicare, Inc.
Suite 1500
100 East RiverCenter Blvd.
Covington, KY 41011

         We consent to incorporation by reference in the registration statement on Form S-3 of Omnicare, Inc., to be filed with the Securities and Exchange Commission on December 4, 1998, of our report dated October 24, 1998, relating to the balance sheet of Extendicare Health Services, Inc. Pharmacy Operations as of December 31, 1997 and the related statements of net earnings, changes in equity and cash flows for the year ended December 31, 1997, which report appears in the Form 8-K/A of Omnicare, Inc., dated November 30, 1998 and to the reference to our firm under the heading "Experts" in the prospectus.

                                                      /s/ KPMG Peat Marwick LLP
                                                      --------------------------
                                                      KPMG Peat Marwick LLP

Milwaukee, Wisconsin
December 4, 1998


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